As filed with the Securities and Exchange Commission on February 6, 2017.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under
The Securities Act of 1933

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
35-1068133
(I.R.S. Employer Identification No.)
100 North Michigan Street, South Bend, Indiana 46601 (574) 235-2000
(Address of Principal Executive Offices)

1st Source Corporation 1982 Restricted Stock Award Plan
(Full Title of Plan)

John B. Griffith, Esquire
General Counsel
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000
(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Eric R. Moy, Esquire Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 (317) 231-7298

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	❒	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	❒	Smaller reporting company	❒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	229,439 shares	$45.19	$10,368,348.41	$1,201.69

(1)
Any additional shares of Common Stock of 1st Source Corporation to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a).

(2)
Calculated in accordance with Rule 457 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices per share of the Common Stock of 1st Source Corporation as reported on the NASDAQ Global Select Market on January 31, 2017, which date is within five (5) business days prior to the filing of this Registration Statement.

STATEMENT UNDER GENERAL INSTRUCTION E
 REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 to register 229,439 additional shares of the Common Stock of 1st Source Corporation (the “Company”) under the 1st Source Corporation 1982 Restricted Stock Award Plan, as amended (the “Plan”). In accordance with General Instruction E to form S-8, the Company hereby incorporates by reference Company’s prior Registration Statements on Form S-8 filed by the Company with respect to the Plan on December 6, 2002 (File No. 333-101711) and April 25, 2011 (File No. 333-173717), together with all exhibits filed therewith or incorporated therein by reference.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Exhibits

Exhibit No.		Description
4.	1
Articles of Incorporation of 1st Source Corporation, as amended April 30, 1996 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed on February 28, 1997)

4.	2	By-Laws of 1st Source Corporation, amended as of October 22, 2015, (incorporated by reference to Exhibit 3(b) to the Company’s 10-K , filed on February 19, 2016)
4.	3*	1st Source Corporation 1982 Restricted Stock Award Plan, as amended and restated effective November 9, 2016.
5.	1*	Opinion of Barnes & Thornburg LLP
23.	1*	Consent of BKD, LLP
23.	2*	Consent of Ernst & Young LLP
23.	3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.	1*	Limited Power of Attorney
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on February 6, 2017.
1st Source Corporation

By:	/s/ Christopher J. Murphy III
Christopher J. Murphy III
Chairman of the Board and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
SIGNATURE	TITLE(S)		DATE

/s/ Christopher J. Murphy III	Chairman of the Board and Chief Executive Officer	)	February 6, 2017
Christopher J. Murphy III		)
)
/s/ James R. Seitz	President	)	February 6, 2017
James R. Seitz		)
)
/s/ Andrea G. Short	Treasurer, Chief Financial Officer and Principal Accounting Officer	) )	February 6, 2017
Andrea G. Short		)
)
/s/ John B. Griffith	Secretary and General Counsel	)	February 6, 2017
John B. Griffith		)
)
/s/ Allison N. Egidi	Director	)	February 6, 2017
Allison N. Egidi		)
)
/s/ Daniel B. Fitzpatrick	Director	)	February 6, 2017
Daniel B. Fitzpatrick		)
)
/s/ Craig A. Kapson	Director	)	February 6, 2017
Craig A. Kapson		)
)
/s/ Najeeb A. Khan	Director	)	February 6, 2017
Najeeb A. Khan		)
)
/s/ Vinod M. Khilnani	Director	)	February 6, 2017
Vinod M. Khilnani		)
)
/s/ Rex Martin	Director	)	February 6, 2017
Rex Martin		)
)
/s/ Christopher J. Murphy IV	Director	)	February 6, 2017
Christopher J. Murphy IV		)
)
/s/ Timothy K. Ozark	Director	)	February 6, 2017
Timothy K. Ozark		)
)
/s/ John T. Phair	Director	)	February 6, 2017
John T. Phair		)
)
/s/ Mark D. Schwabero	Director	)	February 6, 2017
Mark D. Schwabero		)

EXHIBIT INDEX

Exhibit No.		Description
4.	1
Articles of Incorporation of 1st Source Corporation, as amended April 30, 1996 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed on February 28, 1997)

4.	2	By-Laws of 1st Source Corporation, amended as of October 22, 2015, (incorporated by reference to Exhibit 3(b) to the Company’s 10-K , filed on February 19, 2016)
4.	3*	1st Source Corporation 1982 Restricted Stock Award Plan, as amended and restated effective November 9, 2016.
5.	1*	Opinion of Barnes & Thornburg LLP
23.	1*	Consent of BKD, LLP
23.	2*	Consent of Ernst & Young LLP
23.	3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.	1*	Limited Power of Attorney
* Filed herewith